April 2023 MSELN537-QQQ Registration Statement No. 333-259205 Pricing Supplement Dated April 19, 2023 Filed Pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$10,000,000 Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities
Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage do not guarantee the repayment of principal. The securities offer the opportunity for investors to earn a contingent coupon on each coupon payment date on which the securities are outstanding, in exchange for potentially receiving at maturity an amount that is less than the principal amount. If the determination closing price (as defined below) of the underlying shares is greater than or equal to the redemption threshold price on any determination date (other than the final determination date), the securities will be redeemed early on the corresponding coupon payment date for an amount per security equal to the principal amount plus the applicable contingent coupon, together with any previously unpaid contingent coupons. If the determination closing price of the underlying shares is less than the redemption threshold price on any determination date (other than the final determination date) but is greater than or equal to the coupon barrier, the securities will not be redeemed early and investors will receive the contingent coupon on the corresponding coupon payment date, together with any previously unpaid contingent coupons. If the securities are not redeemed early and the final share price on the final determination date (the “final share price”) is greater than or equal to the downside threshold price (and, therefore, the coupon barrier), investors will receive on the maturity date an amount per security equal to the principal amount plus the final contingent coupon, together with any previously unpaid contingent coupons. If, however, the securities are not redeemed early and the final share price is less than the downside threshold price (and, therefore, the coupon barrier), investors will receive per security an amount that is less than the principal amount, and could be zero. Investors in the securities will not participate in any appreciation of the underlying shares. All payments on the securities are subject to the credit risk of Royal Bank of Canada.
SUMMARY TERMS
Issuer:	Royal Bank of Canada
Underlying shares:	Shares of Invesco QQQ Trust Series 1 (Bloomberg symbol: “QQQ UW <Equity>”) (the "Fund")
Aggregate principal amount:	$10,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 19, 2023
Original issue date:	April 24, 2023 (3 business days after the pricing date)
Maturity date:	April 24, 2024, subject to adjustment as described in “Additional Information About the Securities” below.
Early redemption:
If, on any of the first three determination dates, the determination closing price of the underlying shares is greater than or equal to the redemption threshold price, the securities will be automatically redeemed for an early redemption payment on the coupon payment date following the related determination date. No further payments will be made on the securities once they have been redeemed.

Redemption threshold price:	100% of the initial share price
Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent coupon with respect to the related coupon payment date (together with any previously unpaid contingent coupons).

Determination closing price:	The closing price of the underlying shares on any determination date other than the final determination date times the adjustment factor on that determination date
Contingent coupons and memory feature:
The contingent coupon will be paid on each coupon payment date if (i) the determination closing price of the underlying shares on the applicable determination date (other than the final determination date) or (ii) with respect to the final determination date, the final share price, is greater than or equal to the coupon barrier. If the contingent coupon is not payable on any coupon payment date, it will be paid on any later coupon payment date (or at maturity) on which the contingent coupon is payable, together with the payment otherwise due on that later date. For the avoidance of doubt, once a previously unpaid contingent coupon has been paid on a later coupon payment date, it will not be paid again on a subsequent date.

Contingent coupon:	$30.25 per $1,000 in principal amount of the securities, if payable (equivalent to a per annum rate of 12.10%).
Payment at maturity:	• If the final share price is greater than or equal to the downside threshold price:	(i) the stated principal amount plus (ii) the contingent coupon with respect to the maturity date, together with any previously unpaid contingent coupons
• If the final share price is less than the downside threshold price:
For each $1,000 in principal amount: $1,000 + [$1,000 x ((Percentage Change + Buffer Percentage) x Downside Multiplier)]
In this scenario, you will lose approximately 1.1765% of the principal amount for each 1% that the final share price is less than the downside threshold price, and no contingent coupon will be payable with respect to the maturity date.

Percentage change:	A percentage equal to (final share price – initial share price)/initial share price
Coupon barrier and downside threshold price:	$271.03, which is equal to 85% of the initial share price (rounded to two decimal places)
Downside multiplier:	1.0 divided by 0.85, or approximately 1.1765
Buffer percentage:	15%
Initial share price:	$318.86, which was the closing price of the underlying shares on April 18, 2023
Final share price:	The closing price of the underlying shares on the final determination date times the adjustment factor on that date
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying shares
CUSIP/ISIN:	78016HZ29 / US78016HZ294
Listing:	The securities will not be listed on any securities exchange.
Agent:	RBC Capital Markets, LLC (“RBCCM”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$0.50(1)
		$0.50(2)	$999
Total	$10,000,000	$1.00	$9,900,000
		$100,000
(1) RBCCM, acting as agent for Royal Bank of Canada, will receive a fee of $1.00 per $1,000 stated principal amount and will pay to Morgan Stanley Wealth Management (“MSWM”) a fixed sales commission of $0.50 for each security that MSWM sells. See “Supplemental information regarding plan of distribution; conflicts of interest.”
(2) Of the amount per $1,000 stated principal amount received by RBCCM, acting as agent for Royal Bank of Canada, RBCCM will pay MSWM a structuring fee of $0.50 for each security.
The initial estimated value of the securities as of the pricing date was $997.30 per $1,000 in principal amount, which is less than the price to public. The actual value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality. The securities are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.
You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

Prospectus Supplement dated September 14, 2021
Prospectus dated September 14, 2021

Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Terms continued from previous page:
Determination Dates and Contingent Payment Dates(1)
Determination Dates	Contingent Payment Dates
July 19, 2023	July 24, 2023
October 19, 2023	October 24, 2023
January 19, 2024	January 24, 2024
April 19, 2024 (final determination date)	April 24, 2024 (maturity date)

(1)These dates are subject to postponement for non-trading days and certain market disruption events as described in “Additional Information About the Securities” below.

April 2023	Page 2

Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Investment Summary
The securities provide an opportunity for investors to earn a contingent coupon, which is an amount equal to $30.25 (equivalent to 12.10% per annum of the stated principal amount) per security, payable on a coupon payment date if (i) the determination closing price of the underlying shares on the applicable determination date (other than the final determination date) or (ii) with respect to the final determination date, the final share price, is greater than or equal to 85% of the initial share price, which we refer to as the coupon barrier. If the contingent coupon is not payable on any coupon payment date, it will be paid on any later coupon payment date (or at maturity) on which the contingent coupon is payable, together with the payment otherwise due on that later date. For the avoidance of doubt, once a previously unpaid contingent coupon has been paid on a later coupon payment date, it will not be paid again on a subsequent date.
If the determination closing price is greater than or equal to the redemption threshold price on any of the determination dates other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent coupon for the related coupon payment date (together with any previously unpaid contingent coupons). If the securities have not previously been redeemed early and the final share price is greater than or equal to 85% of the initial share price, which we refer to as the downside threshold price, the payment at maturity will be the sum of (i) the stated principal amount and (ii) the contingent coupon with respect to the maturity date (together with any previously unpaid contingent coupons). However, if the securities have not previously been redeemed and the final share price is less than the downside threshold price (and therefore, the coupon barrier), investors will lose approximately 1.1765% of the principal amount for each 1% that the final share price is less than the downside threshold price, and no contingent coupon will be paid with respect to the maturity date.
Investors in the securities must be willing to accept the risks of not receiving some or all of the contingent coupon payments, and of receiving at maturity an amount that is less than the principal amount, and investors could even lose all of their initial investment. In addition, investors will not participate in any appreciation of the underlying shares.

April 2023	Page 3

Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent coupon equal to $30.25 (equivalent to 12.10% per annum of the stated principal amount) per security with respect to each quarterly coupon payment date on which the securities are outstanding. Payments on the securities will vary depending on the determination closing price or final share price of the underlying shares on each determination date and/or the final determination date, respectively, as follows:
Scenario 1
On any of the first three determination dates, the determination closing price is greater than or equal to the redemption threshold price.
◾    The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent coupon with respect to the related coupon payment date (together with any previously unpaid contingent coupons).
◾    Investors will not participate in any appreciation of the underlying shares from the initial share price.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold price (and, therefore, the coupon barrier).
◾    The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent coupon with respect to the maturity date (together with any previously unpaid contingent coupons).
◾    Investors will not participate in any appreciation of the underlying shares from the initial share price.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold price (and, therefore, the coupon barrier).
◾    At maturity, investors will lose approximately 1.1765% of the principal amount for each 1% that the final share price is less than the downside threshold price.
◾     Investors will not receive the contingent coupon with respect to the maturity date and will lose some, and maybe all, of their principal amount in this scenario.

April 2023	Page 4

Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price and (2) the final share price.
Diagram #1: First Three Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

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Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Hypothetical Examples
The examples below are based on the following terms:
Hypothetical Initial Share Price:	$100.00
Hypothetical Coupon Barrier and Downside Threshold Price:	$85.00, which is 85% of the hypothetical initial share price
Hypothetical Adjustment Factor:	1.0
Contingent Coupon:	$30.25 (3.025% of the stated principal amount, or 12.10% per annum)
Stated Principal Amount:	$1,000 per security
Redemption Threshold Price:	$100.00, which is equal to 100% of the hypothetical initial share price
In Examples 1 and 2, the closing price of the underlying shares fluctuates over the term of the securities and the determination closing price of the underlying shares is greater than or equal to the hypothetical redemption threshold price on one of the determination dates (other than the final determination date). Because the determination closing price is greater than or equal to the redemption threshold price on one of the determination dates (other than the final determination date), the securities are redeemed early on the coupon payment date corresponding to the relevant determination date. In Examples 3 and 4, the determination closing price of the underlying shares on each of the determination dates (other than the final determination date) is less than the redemption threshold price, and, consequently, the securities are not redeemed early and remain outstanding until maturity.
	Example 1			Example 2
Determination Dates	Hypothetical Determination Closing Price	Coupon Payment	Early Redemption Amount*	Hypothetical Determination Closing Price	Coupon Payment	Early Redemption Amount
#1	$130.00	__*	$1,030.25	$94.00	$30.25	N/A
#2	N/A	N/A	N/A	$84.00	$0.00	N/A
#3	N/A	N/A	N/A	$120.00	__*	$1,060.50
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
*
The early redemption amount includes the unpaid contingent coupon with respect to the coupon payment date corresponding to the determination date on which the determination closing price is greater than or equal to the redemption threshold price, and the securities are redeemed early as a result.

In Example 1, the securities are redeemed early on the coupon payment date corresponding to the first determination date, because the determination closing price of the underlying shares on that determination date is greater than or equal to the redemption threshold price. You receive the early redemption amount on such coupon payment date, calculated as follows:
Stated Principal Amount + Contingent Coupon = $1,000 + $30.25 = $1,030.25
In this example, the early redemption feature limits the term of your investment to approximately 3 months, and you may not be able to reinvest at comparable terms or returns. In addition, although the underlying shares have appreciated by 30% from the initial share price on the first determination date, you do not benefit from that appreciation. If the securities are redeemed early, you will stop receiving contingent coupons. Your total return per security in this example is $1,030.25 (a 3.025% total return on the securities).
In Example 2, the securities are redeemed early on the coupon payment date corresponding to the third determination date, as the determination closing price on that determination date is greater than or equal to the redemption threshold price. You receive the early redemption amount on that coupon payment date, calculated as follows:
Stated Principal Amount + Contingent Coupon = $1,000 + $60.50 = $1,060.50
In this example, on the coupon payment date corresponding to the third determination date, you would receive two contingent coupon payments, representing the contingent coupon payment due on that date, and one previously unpaid contingent coupon. In addition, in this example, the early redemption feature limits the term of your investment to approximately 9 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent coupons. Further, although the underlying shares have appreciated by 20% from the initial share price on the third determination date, you will receive only $1,060.50 per security, and you do not benefit from that appreciation. When added to the contingent coupon of $30.25 received in respect of the first coupon payment date, we will have paid you a total of $1,090.75 per security, for a 9.075% total return on the securities.

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Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Coupon Payment	Early Redemption Amount	Hypothetical Closing Price	Coupon Payment	Early Redemption Amount
#1	$84.00	$0.00	N/A	$99.00	$30.25	N/A
#2	$81.00	$0.00	N/A	$91.00	$30.25	N/A
#3	$75.00	$0.00	N/A	$80.00	$0.00	N/A
Final Determination Date	$52.00	$0.00	N/A	$90.00	__	N/A
Payment at Maturity	$611.76*			$1,060.50**
*  No contingent coupon will be paid with respect to the maturity date in this example.
** Includes the final contingent coupon of $60.50 that will be paid at maturity.
Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.
▪
In Example 3, you would not receive any contingent coupon payments, because the closing price of the underlying shares is less than the downside threshold price.  As a result, the securities remain outstanding until maturity and, because the final share price is less than the downside threshold price, investors will receive an amount in cash, calculated as follows:

$1,000 + [$1,000 x ((Percentage Change + Buffer Percentage) x Downside Multiplier)]
$1,000 + [$1,000 x ((-48.00% + 15%) x 1.1765)] = $611.76

In this example, your payment at maturity, which is the only payment on the securities, is significantly less than the stated principal amount, and you will lose approximately 38.82% of the principal amount.
▪
In Example 4, the determination closing price of the underlying shares is less than the redemption threshold price on each determination date prior to the final determination date and, as a result, the securities remain outstanding until maturity. On the final determination date, although the final share price is less than the initial share price, the final share price is greater than or equal to the downside threshold price (and, therefore, the coupon barrier); therefore, you will receive the stated principal amount plus the contingent coupon with respect to the maturity date, together with one previously unpaid contingent coupon. Your payment at maturity is calculated as follows:

$1,000 + $60.50 = $1,060.50
In this example, although the final share price represents a 10% decline from the initial share price, the final share price is greater than or equal to the downside threshold price (and, therefore, the coupon barrier); therefore, you receive at maturity the stated principal amount per security plus the final contingent coupon and one previously unpaid contingent coupon, equal to $1,060.50 per security. When added to the contingent coupons of $60.50 received in respect to the first two coupon payment dates, we will have paid you a total of $1,121.00 (a 12.10% total return on the securities).
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full amount of your initial investment. In exchange for potentially receiving a contingent coupon with respect to each coupon payment date on which the securities are outstanding, you are accepting the risk of losing all or a portion of the principal amount.  If the securities are not automatically redeemed early and the final share price is less than the downside threshold price (and, therefore, the coupon barrier), you will lose approximately 1.1765% of the principal amount for each 1% that the final share price is less than the downside threshold price.  In addition, in this scenario, you will not receive a contingent coupon with respect to the maturity date.

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Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.
Risks Relating to the Terms and Structure of the Securities
◾
The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of any coupons or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold price, you will be exposed to the decline in the closing price of the underlying shares, and you will lose approximately 1.1765% of the principal amount for each 1% that the final share price is less than the downside threshold price.

◾
The potential contingent repayment of principal represented by the downside threshold price applies only at maturity. You should be willing to hold the securities until maturity. Additionally, if the securities are not redeemed, at maturity, you will receive the stated principal amount (plus the contingent coupon with respect to the final determination date) only if the final share price is greater than or equal to the downside threshold price. If you are able to sell the securities prior to maturity, you may have to sell them for a loss relative to the principal amount, even if the price of the underlying shares is at or above the downside threshold price.

◾
The contingent coupon, if any, is based solely on the determination closing price or the final share price, as applicable. Whether the contingent coupon will be made with respect to a determination date will be based on the determination closing price or the final share price, as applicable. As a result, you will not know whether you will receive the contingent coupon until the related determination date. Moreover, because the contingent coupon is based solely on the determination closing price on a specific determination date or the final share price, as applicable, if that determination closing price or final share price, as applicable, is less than the coupon barrier, you will not receive any contingent coupon with respect to that determination date, even if the closing price of the underlying shares was higher on other days during the term of the securities.

◾
You may not receive any contingent coupon with respect to any quarterly period where the determination closing price or the final share price, as applicable, is less than the coupon barrier. A contingent coupon will be made with respect to a quarterly period only if the determination closing price or final share price, as applicable, is greater than or equal to the coupon barrier on the applicable determination date (unless it becomes payable on a subsequent determination date due to the memory coupon feature of the securities). If the determination closing price or final share price, as applicable, remains below the coupon barrier on each determination date over the term of the securities, you will not receive any contingent coupons.

◾
Your return on the securities may be lower than the return on a conventional debt security of comparable maturity. The return that you will receive on the securities, which could be negative, may be less than the return you could earn on other investments. The overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

◾
Investors will not participate in any appreciation in the price of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from the initial share price, and the return on the securities will be limited to the contingent coupons on the securities. The payment at maturity will not exceed the principal amount plus the final contingent coupon.

◾
The automatic early redemption feature may limit the term of your investment to approximately three months. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

◾
The securities are subject to the credit risk of Royal Bank of Canada, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Royal Bank of Canada’s ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Royal Bank of Canada. If

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Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Royal Bank of Canada defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Royal Bank of Canada’s creditworthiness. Any actual or anticipated decline in Royal Bank of Canada’s credit ratings or increase in the credit spreads charged by the market for taking Royal Bank of Canada credit risk is likely to adversely affect the market value of the securities.
◾
Investing in the securities is not equivalent to investing in the underlying shares. You will not, as a holder of the securities, have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares.

◾
We will not hold any shares of the Fund for your benefit. The indenture and the terms governing the securities do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any shares of the Fund that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any such shares for your benefit. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

Risks Relating to the Initial Estimated Value of the Securities
◾
The initial estimated value of the securities is less than the price to the public. The initial estimated value that is set forth on the cover page of this pricing supplement, does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the price of the underlying shares, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the agent’s commissions and the estimated costs relating to our hedging of the securities. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent’s commissions and the hedging costs relating to the securities. In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the securities and determine the initial estimated value. As a result, the secondary price will be less than if the internal funding rate was used. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

◾
Our initial estimated value of the securities is an estimate only, calculated as of the pricing date. The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. See “Additional Information About the Securities—Structuring the securities” below. Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your securities.
Risks Relating to the Secondary Market for the Securities
◾
The market price will be influenced by many unpredictable factors. Many factors will influence the value of the securities in the secondary market and the price at which RBCCM may be willing to purchase or sell the securities in the secondary market. Although we expect that generally, the closing price of the underlying shares on any day may affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

◾	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares;
◾	whether the determination closing price has been below the coupon barrier and downside threshold price on any determination date;

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Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

◾	dividend rates on the underlying shares and on the securities held by the Fund;
◾	interest and yield rates in the market;
◾	the time remaining until the securities mature;
◾	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares and which may affect the final share price of the underlying shares;
◾	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor; and
◾	any actual or anticipated changes in our credit ratings or credit spreads.
The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “The Underlying Shares” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.
◾
If the price of the shares of the Fund changes, the market value of the securities may not change in the same manner. Owning the securities is not the same as owning shares of the Fund. Accordingly, changes in the price of the underlying shares may not result in a comparable change of the market value of the securities. If the closing price of one share of the underlying shares on any trading day increases above the initial share price or the downside threshold price, the value of the securities may not increase in a comparable manner, if at all. It is possible for the price of the shares of the Fund to increase while the value of the securities declines.

◾
The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. RBCCM may, but is not obligated to, make a market in the securities, and, if it chooses to do so at any time, it may cease doing so. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which RBCCM is willing to transact. If, at any time, RBCCM were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

◾
The securities are not designed to be short-term trading instruments. The price at which you will be able to sell the securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the closing price of the underlying shares have appreciated since the date that the initial share price was determined. In addition, you may receive less, and possibly significantly less, than the stated principal amount of your securities if you try to sell your securities prior to the maturity date, and you will not receive the benefit of any contingent repayment of principal represented by the downside threshold price.

Risks Relating to the Underlying Shares
◾
We have no affiliation with the Fund’s sponsor and will not be responsible for any actions taken by it. We have no affiliation with the Fund's sponsor, and it will not be involved in the offering of the securities. Consequently, we have no control over its actions, including any actions of the type that could affect the Fund, and therefore, the value of the Fund. The sponsor has no obligation of any sort with respect to the securities. Thus, it has no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the securities.

◾
Changes that affect the Fund's underlying index may affect the market value of the securities and the amounts payable on the securities. The policies of the sponsor of the Fund's underlying index concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the index and, therefore, could affect the amount payable on the securities, and the market value of the securities prior to maturity. The amount payable on the securities and their market value could also be affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the index, or if the index sponsor discontinues or suspends calculation or publication of the index.

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Principal at Risk Securities

◾
Investing in the securities is not equivalent to investing in the underlying shares. Investing in the securities is not equivalent to investing in the Fund or its component securities. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the securities that constitute the Fund.

◾
The Fund and its underlying index are different. The performance of the Fund may not exactly replicate the performance of its underlying index, because the Fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. It is also possible that the performance of the Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market, differences in trading hours between the Fund and the underlying index, or due to other circumstances.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from their net asset value per share. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its underlying index as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.
◾
We have no affiliation with the Fund. The Fund is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the Fund in connection with this offering.

◾
The historical performance of the underlying shares should not be taken as an indication of its future performance. The price of the underlying shares will determine the amount to be paid on the securities at maturity, and whether they will be redeemed prior to maturity. The historical performance of the underlying shares does not give an indication of its future performance. As a result, it is impossible to predict whether the price of the underlying shares will rise or fall during the term of the securities. The price of the underlying shares will be influenced by complex and interrelated political, economic, financial and other factors. The value of the underlying shares may decrease such that you may not receive any return of your investment or any contingent coupons. There can be no assurance that the price of the underlying shares will not decrease so that at maturity you will not lose some or all of your investment.

◾
An investment in the securities is subject to risks relating to the non-U.S. securities markets. Because certain securities included in the Fund are issued by non-U.S. issuers and/or are traded outside of the U.S., an investment in the securities involves particular risks. For example, the relevant non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets.

Risks Relating to Conflicts of Interest
◾
We or our affiliates may have adverse economic interests to the holders of the securities. RBCCM and other affiliates of ours may trade the shares of the Fund and other financial instruments related to the underlying shares on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the underlying shares. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to those products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the performance of the underlying shares and, accordingly, could affect the value of the securities and the amounts, if any, payable at maturity.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on that hedge. We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, including around the time of each determination date, which could have an impact on the return of your securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

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Principal at Risk Securities

◾
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities. One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares), including trading in the underlying shares. Some of our subsidiaries also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date that initial share price was determined could have increased the initial share price, and, as a result, the coupon barrier or downside threshold price, which is the price at or above which the underlying shares must close on each determination date in order for you to earn a contingent coupon or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying shares at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying shares on the determination dates, and, accordingly, whether the securities are automatically called prior to maturity, and, if the securities are not called prior to maturity, the payout to you at maturity, if any.

◾
We may engage in business with or involving the Fund without regard to your interests. We or our affiliates may presently or from time to time engage in business with the Fund without regard to your interests and thus may acquire non-public information about the Fund. Neither we nor any of our affiliates undertakes to disclose any of that information to you.

◾
You must rely on your own evaluation of the merits of an investment linked to the underlying shares. In the ordinary course of their business, our affiliates may have expressed views on expected movement in the underlying shares, and may do so in the future. Our affiliates from time to time may publish research reports with respect to the Fund or its underlying index, which may or may not recommend that investors buy or hold the underlying shares. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to the underlying shares may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the underlying shares from multiple sources, and you should not rely solely on views expressed by our affiliates.

◾
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities. Our wholly owned subsidiary, RBCCM, will serve as the calculation agent. As calculation agent, RBCCM determined the initial share price, the redemption threshold price and the downside threshold price, and will determine the final share price, whether the contingent coupon will be paid on any coupon payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an automatic early redemption or at maturity, if any. Any of these determinations made by RBCCM, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity.

Risks Relating to Taxation
◾
Significant aspects of the income tax treatment of an investment in the securities are uncertain. The tax treatment of an investment in the securities is uncertain. We do not plan to request a ruling from the U.S. Internal Revenue Service ("IRS") or the Canada Revenue Agency regarding the tax treatment of an investment in the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this document. Although the U.S. federal income tax treatment of the contingent coupons is uncertain, we intend to take the position that the contingent coupons constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting.

The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the section entitled “U.S. tax considerations” in this document, the section “Tax Consequences—United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
For a discussion of the material Canadian federal income tax consequences of investing in the securities, please see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus. If you are a not a Non-resident Holder (as that term is defined in “Tax Consequences—Canadian Taxation” in the accompanying prospectus) or if you acquire the securities in the secondary market, you should consult your tax advisors as to the

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With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

consequences of acquiring, holding and disposing of the securities and receiving the payments that may be due under the securities.
◾
A 30% U.S. federal withholding tax will be withheld on contingent coupons paid to non-U.S. holders. While the U.S. federal income tax treatment of the securities (including proper characterization of the contingent coupons for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent coupons paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

Please read carefully the section entitled “Additional Information About the Securities—U.S. tax considerations” in this document, the section “Tax Consequences—United States Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

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The Underlying Shares
Invesco QQQ Trust Series 1 (the "Fund") is an unit investment trust designed to generally correspond to the price and yield performance of the Nasdaq-100 Index® (the “NDX”). The Fund will, under most circumstances, consist of all of stocks in the NDX. The NDX includes 100 of the largest domestic and international nonfinancial companies listed on the Nasdaq Stock Market based on market capitalization. The Fund and the NDX are rebalanced quarterly and reconstituted annually.
The Fund is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Fund under the Securities Exchange Act can be located by reference to the SEC CIK number 0001067839 through the website at www.sec.gov. In addition, information regarding the Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that those publicly available documents or any other publicly available information regarding the Fund is accurate or complete.
Shares of the Fund are listed on The Nasdaq Stock Market, Inc. under the symbol “QQQ.”
The Nasdaq-100 Index® (the "NDX")
The NDX is a modified market capitalization-weighted index of the 100 largest stocks of both U.S. and non-U.S. non-financial companies listed on The Nasdaq Stock Market. It does not contain securities of financial companies, including investment companies.  The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. The Nasdaq, Inc. (“Nasdaq”) publishes the NDX.  Current information regarding the market value of the NDX is available from Nasdaq, as well as numerous market information services.
The share weights of the component securities of the NDX at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NDX is directly proportional to the value of its share weight.
Index Calculation
At any moment in time, the level of the NDX equals the aggregate value of the then-current share weights of each of the component securities, which are based on the total shares outstanding of each such component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported level of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude, which is more desirable for reporting purposes.
Underlying Stock Eligibility Criteria and Annual Ranking Review
Initial Eligibility Criteria
To be eligible for initial inclusion in the NDX, a security must be listed on The Nasdaq Stock Market and meet the following criteria:
•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
•	the security must be issued by a non-financial company;
•	the security may not be issued by an issuer currently in bankruptcy proceedings;
•
the security must generally be a common stock, ordinary share, American Depositary Receipt, or tracking stock (closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interests, warrants, units and other derivative securities are not included in the NDX, nor are the securities of investment companies);

•	the security must have a three-month average daily trading volume of at least 200,000 shares;
•
if the security is issued by an issuer organized under the laws of a jurisdiction outside the United States, it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;

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•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and
•
the security must have traded for at least three full calendar months, not including the month of initial listing, on an “eligible exchange,” as determined under the index rules. A security that was added to the index as the result of a spin-off event will be exempt from this requirement.

Continued Eligibility Criteria
In addition, to be eligible for continued inclusion in the NDX the following criteria apply:
•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
•	the security must be issued by a non-financial company;
•	the security may not be issued by an issuer currently in bankruptcy proceedings;
•	the security must have an average daily trading volume of at least 200,000 shares in the previous three‑month trading period as measured annually during the ranking review process described below;
•
if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized market in the United States or be eligible for listed‑options trading on a recognized options market in the United States, as measured annually during the ranking review process;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement that would likely result in the security no longer being eligible;
•
the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event that a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month;

•
the security that was added to the NDX as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregated adjusted market capitalization of the NDX at the end of its second day of regular way trading as an NDX member; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.
These eligibility criteria may be revised from time to time by Nasdaq without regard to the securities.
Annual Ranking Review
The component securities are evaluated on an annual basis (the “Ranking Review”), except under extraordinary circumstances, which may result in an interim evaluation, as follows. Securities that meet the applicable eligibility criteria are ranked by market value. The top 75 eligible securities will be selected for inclusion in the NDX. Any other securities that were already members of the NDX and are ranked within the top 100 (based on market capitalization) are retained in the NDX. In the event that fewer than 100 securities pass the above two criteria, the remaining positions will first be filled, in rank order, by securities currently in the NDX ranked in positions 101-125 that were ranked in the top 100 at the previous Ranking Reviews. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.
Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a component security is determined by Nasdaq to become ineligible for continued inclusion in the NDX, the security will be replaced with the largest market capitalization security meeting the eligibility criteria listed above and not currently included in the NDX.
Index Maintenance
In addition to the Ranking Review, the securities in the NDX are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from corporate events, such as stock dividends, stock splits and certain spin-offs and rights issuances. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10%, that change will be made to the NDX as soon as practical after being sufficiently verified, normally within ten days of such corporate action.

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Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.
In either case, the share weights for those component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in those securities. Ordinarily, whenever there is a change in the share weights, a change in a component security, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NDX that might otherwise be caused by any of those changes. All changes will be announced in advance.
Index Rebalancing
The NDX is rebalanced on a quarterly basis in March, June, September and December in accordance with Nasdaq’s rules.  Rebalance changes become effective after the close of trading on the third Friday in March, June, September and December.  A special rebalance may be conducted at any time based on specified weighting restrictions if it is determined to be necessary to maintain the integrity of the underlying index.
Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

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Information as of market close on April 18, 2023:
Bloomberg Ticker Symbol:	QQQ	52 Weeks Ago:	$338.69
Exchange:	Nasdaq	52 Week High (on 4/19/2022):	$346.26
Current Share Price:	$318.86	52 Week Low (on 12/28/2022):	$260.10

The table below sets forth the published high and low closing prices of the underlying shares for each quarter in the period from January 1, 2018 through April 18, 2023. The graph below sets forth the daily closing prices of the underlying shares for that period. We obtained the information below from Bloomberg L.P., without independent verification. You should not take the historical performance of the underlying shares as an indication of its future performance, and no assurance can be given as to the price of the underlying shares at any time, including the determination dates.

Invesco QQQ Trust Series 1 Fund (CUSIP 46090E103)	High ($)	Low ($)

2018
First Quarter	174.08	153.45
Second Quarter	177.60	155.51
Third Quarter	186.74	170.80
Fourth Quarter	186.17	143.50
2019
First Quarter	182.57	149.82
Second Quarter	191.11	170.12
Third Quarter	195.29	180.73
Fourth Quarter	213.79	184.05
2020
First Quarter	236.98	169.30
Second Quarter	248.84	182.31
Third Quarter	302.76	250.49
Fourth Quarter	313.74	269.38
2021
First Quarter	336.45	299.94
Second Quarter	354.99	316.89
Third Quarter	382.11	354.57
Fourth Quarter	403.99	352.62
2022
First Quarter	401.68	318.17
Second Quarter	369.30	271.39
Third Quarter	333.06	267.26
Fourth Quarter	293.72	260.10
2023
First Quarter	320.93	261.58
Second Quarter (through April 18, 2023)	320.15	313.04

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Shares of Invesco QQQ Trust Series 1 – Historical Closing Prices January 1, 2018 to April 18, 2023

* The red solid line indicates the coupon barrier and downside threshold price, based on the initial share price of $318.86, which was the closing price of the underlying shares on April 18, 2023.
This document relates only to the securities offered hereby and does not offer the underlying shares or other securities of the Fund. We have derived all disclosures contained in this document regarding the Fund's shares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of those documents or made any due diligence inquiry with respect to the Fund. Neither we nor the agent makes any representation that those publicly available documents or any other publicly available information regarding the Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we determined the initial share price) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Fund could affect the value received at maturity with respect to the securities and therefore the value of the securities.
Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of the underlying shares.

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Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Adjustment factor:
1.0, subject to adjustment. If the underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one underlying share. No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Closing price of the underlying shares:
The closing price for one underlying share (or one unit of any other security for which a closing price must be determined) on any trading day means:
•         if the underlying shares (or any such other security) are listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal U.S. securities exchange registered under the Exchange Act on which the underlying shares (or any such other security) are listed or admitted to trading, or
•          if the underlying shares (or any such other security) are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day.
If the underlying shares (or any such other security) are listed or admitted to trading on any national securities exchange but the last reported sale price, as applicable, is not available under the preceding sentence, then the closing price for one underlying share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market or the OTC Bulletin Board on such day.
If a market disruption event (as defined below) occurs with respect to the underlying shares (or any such other security) or the last reported sale price for the underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying shares (or any such other security) for that trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of the Issuer or any of its affiliates may be included in the calculation of that mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board” will include any successor service thereto.

Record date:
The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any contingent coupon payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Postponement of determination dates:
In the calculation of the determination closing prices and the final share price, the calculation agent will take into account market disruption events and non-trading days as follows:
If any scheduled determination date is not a trading day or if there is a market disruption event on that date, the determination date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding the scheduled determination date, then (i) that fifth succeeding trading day will be deemed to be the relevant determination date notwithstanding the occurrence of a market disruption event on that date and (ii) with respect to any that fifth trading day on which a market disruption event occurs, the calculation agent will determine the determination closing price or the final share price, as applicable, of the underlying shares on that fifth trading day based on the mean of the bid prices for the underlying shares for that date obtained from as many recognized dealers in that security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of RBCCM or any of its affiliates may be included in the calculation of the mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party

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dealers, the closing price or the final share price, as applicable, will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed.

Trading day:
“Trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market disruption events:
A "market disruption event", as determined by the calculation agent in its sole discretion, means the occurrence or existence of any of the following events:
•           a suspension, absence or material limitation of trading in the underlying shares on their primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;
•           a suspension, absence or material limitation of trading in option or futures contracts relating to the underlying shares, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;
•           the underlying shares do not trade on the NYSE Arca, Inc., the Nasdaq Global Market or what was the primary market for the underlying shares, as determined by the calculation agent in its sole discretion; or
•          any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates or hedge counterparties to unwind all or a material portion of a hedge with respect to the securities that such party or its respective hedge counterparties have effected or may effect as described below under
“—Use of proceeds and hedging.”
The following events will not be market disruption events:
•         a limitation on the hours or number of days of trading in the underlying shares on their primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and
•        a decision to permanently discontinue trading in the option or futures contracts relating to the underlying shares.
For this purpose, a “suspension, absence or material limitation of trading” in the primary securities market on which option or futures contracts relating to the underlying shares, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to the underlying shares, if available, in the primary market for those contracts, by reason of any of:
•    a price change exceeding limits set by that market;
•    an imbalance of orders relating to those contracts; or
•    a disparity in bid and asked quotes relating to those contacts;
will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the underlying shares in the primary market for those contracts.

Discontinuation of the Fund and other events:
If the Fund’s sponsor discontinues operation or listing of the Fund and that sponsor or another entity establishes or designates a successor or substitute fund that the calculation agent determines, in its sole discretion, to be comparable to the Fund (the successor fund), then the calculation agent will substitute the successor fund for the Fund and determine the closing price of the underlying shares on the final determination date as described above under “—Closing price of the underlying shares.”
If the Fund’s sponsor discontinues operation or listing of the Fund and:
•    the calculation agent does not select a successor fund, or
•    the successor fund is no longer traded or listed on any of the relevant trading days,

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the calculation agent will compute a substitute price for the underlying shares in accordance with the procedures last used to calculate the price of the underlying shares before any discontinuation but using only those securities that were held by the applicable fund prior to such discontinuation. If a successor fund is selected or the calculation agent calculates a price as a substitute for the underlying shares as described below, the successor fund or price will be used as a substitute for the underlying shares for all purposes going forward, including for purposes of determining whether a market disruption event exists, even if the Fund’s sponsor elects to re-establish the Fund, unless the calculation agent in its sole discretion decides to use the re-established Fund.
If the Fund’s sponsor discontinues operation or listing of the Fund before the final determination date and the calculation agent determines that no successor fund is available at that time, then on each trading day until the earlier to occur of:
•    the determination of the final share price, or
•    a determination by the calculation agent that a successor fund is available, the calculation agent will determine the price that would be used in computing the closing price of the underlying shares as described in the preceding paragraph as if that day were a trading day. The calculation agent will cause notice of each price to be published not less often than once each month in The Wall Street Journal, another newspaper of general circulation or a website or webpage available to holders of the securities, and arrange for information with respect to these prices to be made available by telephone.
Notwithstanding these alternative arrangements, discontinuation of the operation of the Fund would be expected to adversely affect the value of, liquidity of and trading in the securities.
If any event other than a discontinuance or delisting occurs with respect to the Fund, the calculation agent shall determine whether and to what extent an adjustment should be made to the adjustment factor or any other terms of the securities to reflect that event. The calculation agent shall have no obligation to make an adjustment for any such event.

Alternate exchange calculation in the case of an event of default:
In case an event of default with respect to the securities shall have occurred and be continuing, the amount of cash declared due and payable per security upon any acceleration of the securities (the “Acceleration Amount”) shall be determined by the calculation agent and will be an amount of cash equal to the payment at maturity calculated as if the date of acceleration were the final determination date; provided that the unpaid portion of the contingent coupon, if any, will be calculated on a 30/360 basis.
If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the Acceleration Amount and the amount of cash due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	The Bank of New York Mellon
Calculation agent:
RBCCM. The calculation agent will make all determinations regarding the securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

Additional amounts:
We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (taxes) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or

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withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.
However, no Additional Amounts will be payable with respect to a payment made to a holder of a security or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or Payment Recipient:
(i)            with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
(ii)            who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of securities or the receipt of payments thereunder;
(iii)            who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares); or who is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) released on April 29, 2022 with respect to “hybrid mismatch arrangements” with respect to Royal Bank of Canada or substantially analogous provisions of any finally enacted amendment to the Income Tax Act (Canada);
(iv)            who presents such security for payment (where presentation is required, such as if a security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any security means:
a.            the due date for payment thereof (whether at maturity or upon an earlier acceleration), or
b.            if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the Indenture;
(v)            who could lawfully avoid (but has not so avoided) such withholding or deduction by complying or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or deduction or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or
(vi)            who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.
For the purposes of clause (iv) above, if a security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.
For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities.
We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the Trustee, within 30 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee. We will indemnify and hold harmless each holder of securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any Canadian taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities, and (y) any Canadian taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

Canadian tax consequences:
An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

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The Canadian tax disclosure in the prospectus also assumes that a Non-resident Holder (i) does not dispose of the securities to an entity that is a “specified entity” (as defined in proposed amendments released by the Department of Finance (Canada) on April 29, 2022) (the “Hybrid Mismatch Proposals”) with respect to such holder or in respect of which the holder is a “specified entity”; (ii) does not dispose of the securities under, or in connection with a “structured arrangement” (as defined in the Hybrid Mismatch Proposals); and (iii) is not an entity in respect of which Royal Bank of Canada is a “specified entity”.

U.S. tax considerations:
The following is a general description of the material U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date.
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement. It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. It does not apply to holders subject to special rules including holders subject to Section 451(b) of the Code. This discussion applies only to U.S. holders and non-U.S. holders that will purchase the securities upon original issuance and will hold the securities as capital assets for U.S. federal income tax purposes. In addition, the discussion below assumes that an investor in the securities will be subject to a significant risk that it will lose a significant amount of its investment in the securities.
You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
We will not attempt to ascertain whether the Fund would be treated as a “U.S. real property holding corporation,” within the meaning of Section 897 of the Code. If the Fund were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-U.S. holder. You should refer to any available information filed with the SEC and other authorities by the Fund and consult your tax advisor regarding the possible consequences to you in this regard.
In the opinion of our special U.S. tax counsel, Ashurst LLP, it would generally be reasonable to treat a security with terms described in this document as a callable pre-paid contingent income-bearing derivative contract linked to the Fund for U.S. federal income tax purposes, and the terms of the securities require a holder (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent coupon is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupon (including any contingent coupon paid on or with respect to the call or maturity date) constitutes taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of tax accounting. If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the call, sale or maturity of the securities in an amount equal to the difference between the cash amount a holder receives at such time (other than amounts properly attributable to any contingent coupon, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the securities. Such gain or loss should be short-term capital gain or loss. In general, a U.S. holder’s tax basis in the securities will be equal to the price the holder paid for the securities. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The ordinary income treatment of the contingent coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or maturity of the securities,

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could result in adverse tax consequences to a holder because the deductibility of capital losses is subject to limitations.
Alternative Treatments. Alternative tax treatments of the securities are also possible and the Internal Revenue Service (the “IRS”) might assert that a treatment other than that described above is more appropriate. For example, it is possible to treat the securities, and the IRS might assert that the securities should be treated, as a single debt instrument. Pursuant to that characterization, the securities would generally be subject to the rules concerning short-term debt instruments as described under the heading “Tax Consequences–United States Taxation–Original Issue Discount–Short-Term Debt Securities” in the accompanying prospectus.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize upon the call, sale or maturity of the securities should be treated as ordinary gain or loss.
The IRS has released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis (irrespective of any contingent coupons). It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently (irrespective of any contingent coupons) and this could be applied on a retroactive basis. The IRS and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code, which very generally can operate to recharacterize certain long-term capital gains as ordinary income and impose an interest charge, might be applied to such instruments. Further, future legislation, including legislation based on bills previously introduced in Congress, may tax all derivative instruments on a mark-to-market basis, requiring holders of such derivative instruments to take into account annually gains and losses on such instruments as ordinary income. The adoption of such legislation or similar proposals may significantly impact the tax consequences from an investment in the securities, including the timing and character of income and gain on the securities. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this document unless and until such time as the U.S. Treasury Department and IRS determine that some other treatment is more appropriate.
Backup Withholding and Information Reporting. Payments made with respect to the securities and proceeds from the sale or exchange of the securities may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the IRS or allowed as a credit against the holder's U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the IRS.
Reports will be made to the IRS and to holders that are not exempted from the reporting requirements.
Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the securities.
Non-U.S. holders. The following discussion applies to non-U.S. holders of the securities. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
While the U.S. federal income tax treatment of the securities (including proper characterization of the contingent coupons for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent coupons paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form). In addition, special rules may apply to claims for treaty benefits made by corporate non-U.S. holders. A non-U.S. holder that is eligible for a reduced

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rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the contingent coupons under U.S. federal income tax laws and whether such treaty rate or exemption applies to such contingent coupon payments. No assurance can be provided on the proper characterization of the contingent coupons for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty. Non-U.S. holders should consult their tax advisors in this regard.
Except as discussed below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on any gain (not including, for the avoidance of doubt, any amounts properly attributable to any contingent coupon which would be subject to the rules discussed in the previous paragraph) upon the call, sale or maturity of the securities, provided that (i) the holder complies with any applicable certification requirements (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form), (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the call, sale or maturity of the securities. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Fund or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Fund or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S.-source payments, including interest (and original issue discount), dividends, and other fixed or determinable annual or periodical gains, profits, and income, (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder) unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. In addition, the securities may

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constitute a “financial account” for these purposes and thus, may be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity, unless that entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization, and the discussion above assumes the proposed regulations will be finalized in their proposed form with retroactive effect. If we (or the applicable withholding agent) determine withholding is appropriate with respect to the securities, tax will be withheld at the applicable statutory rate, and we (or the applicable withholding agent) will not pay any additional amounts in respect of such withholding. Therefore, if such withholding applies, any payments on the securities will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the securities.

Use of proceeds and hedging:
The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make a payment at maturity of the securities. The initial public offering price of the securities includes the underwriting discount and commission and the estimated cost of hedging our obligations under the securities.

Employee Retirement Income Security Act:
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities, please review the section of the accompanying prospectus "Benefit Plan Investor Considerations." If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

Supplemental information regarding plan of distribution; conflicts of interest:
Pursuant to the terms of a distribution agreement, RBCCM, an affiliate of Royal Bank of Canada, will purchase the securities from Royal Bank of Canada for distribution to Morgan Stanley Wealth Management. RBCCM will act as agent for the securities and will receive a fee of $1.00 per $1,000 stated principal amount and will pay to Morgan Stanley Wealth Management a fixed sales commission of $0.50 for each of the securities they sell. Of the amount per $1,000 stated principal amount received by RBCCM, RBCCM will pay Morgan Stanley Wealth Management a structuring fee of $0.50 for each security. The costs included in the original issue price of the securities will include a fee paid by RBCCM to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.
Morgan Stanley Wealth Management may reclaim selling concessions allowed to individual brokers within Morgan Stanley Wealth Management in connection with the offering if, within 30 days of the offering, Royal Bank of Canada repurchases the securities distributed by those brokers.
Delivery of the securities will be made against payment for the securities on April 24, 2023, which is the third business day following the pricing date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
In addition, RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.
The value of the securities shown on your account statement may be based on RBCCM’s estimate of the value of the securities if RBCCM or another of our affiliates were to make a market in the securities (which it is not obligated to do).  That estimate will be based on the price that RBCCM may pay for the securities in light of then prevailing market conditions, our creditworthiness and transaction costs. For an initial period of approximately 6 months, the value of the securities that may be shown on your account statement is expected to be higher than RBCCM’s estimated value of the securities at that

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Principal at Risk Securities

time.  This is because the estimated value of the securities will not include the agent’s commission and our hedging costs and profits; however, the value of the securities shown on your account statement during that period is initially expected to be a higher amount, reflecting the addition of the agent’s commission and our estimated costs and profits from hedging the securities.  This excess is expected to decrease over time until the end of this period, and we reserve the right to shorten this period. After this period, if RBCCM repurchases your securities, it expects to do so at prices that reflect its estimated value.
Each of MSWM and any other broker-dealer offering the securities have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the securities to, any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive (EU) 2014/65 (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) No 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Each of MSWM and any other broker-dealer offering the securities have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the securities to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the "FSMA") and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "UK PRIIPs Regulation") for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Structuring the securities:
The securities are our debt securities, the return on which is linked to the performance of the underlying shares. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. Using this relatively lower implied borrowing rate, rather than the secondary market rate, along with the fees and expenses associated with structured notes, reduced the initial estimated value of the securities at the time their terms were set. Unlike the estimated value that is set forth on the cover page of this pricing supplement, any value of the securities determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the securities than if our initial internal funding rate were used.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the original issue date with RBCCM or one of our other subsidiaries. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the underlying shares, and the tenor of the securities. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate, the underwriting commission and the hedging-related costs relating to the securities reduced the economic terms of the securities to you and resulted in the initial estimated value for the securities on the pricing date being less than their public offering price. See “Risk Factors—The initial estimated value of the securities is less than the price to the public” above.

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Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Where you can find more information:
Royal Bank of Canada has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-688-2301.
You should read this document together with the prospectus dated September 14, 2021, as supplemented by the prospectus supplement dated September 14, 2021 relating to our Senior Global Medium-Term Notes, Series I, of which these securities are a part. Capitalized terms used but not defined in this document will have the meanings given to them in the prospectus supplement. In the event of any conflict, this document will control. The securities vary from the terms described in the prospectus supplement in several important ways. You should read this document carefully.
This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated September 14, 2021 and in this document, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
Prospectus dated September 14, 2021:
https://www.sec.gov/Archives/edgar/data/1000275/000121465921009470/rbc911212424b3.htm
Prospectus Supplement dated September 14, 2021:
https://www.sec.gov/Archives/edgar/data/1000275/000121465921009472/rbcsupp911210424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.
Please see the section “Documents Incorporated by Reference” on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

Validity of the securities:
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the securities or the Indenture which may be limited by applicable law, to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 14, 2021, which has been filed as Exhibit 5.3 to the Bank's Form 6-K filed with the SEC dated September 14, 2021.
In the opinion of Ashurst LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 14, 2021, which has been filed as Exhibit 5.4 to the Bank's Form 6-K dated September 14, 2021.

April 2023	Page 28

Buffered Memory Phoenix Auto-Callable Securities with Downside Leverage due April 24, 2024
With the Coupon and the Payment at Maturity Subject to the Performance of Invesco QQQ Trust Series 1
Principal at Risk Securities

Terms incorporated in the master note:
All of the terms in “Summary Terms” (except the item captioned “Commissions and issue price”) and the terms above the item captioned “Use of proceeds and hedging” in “Additional Information About the Securities” of this pricing supplement.

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